UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2018

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Countryside Drive, P.O. Box 409 Belleville, Wisconsin	53508
(Address of principal executive offices)	(Zip code)

                    (608) 424-1544

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of

Certain Officers.

On February 22, 2018, William E. Ferry and C. Roger Lewis informed the Board of Directors of Duluth Holdings Inc. (the “Company”) that they have independently decided not to stand for re-election at the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”).  They will continue to serve as directors of the Company until the close of the Annual Meeting.  Mr. Ferry, age 77, has been a member of the Board since September 2015 and had served on the Company’s advisory board since 1992, and Mr. Lewis, age 75, has served on the Board since September 2015 and had served on the advisory board since 2007.  Each of Mr. Ferry and Mr. Lewis stated his decision was a desire to retire and not due to any disagreements or Company-related issues.

The Company’s press release announcing their retirement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated February 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2018

DULUTH HOLDINGS INC.

By:  /s/ Stephanie Pugliese

Stephanie Pugliese

Chief Executive Officer

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